EXHIBIT 5

                                  [LETTERHEAD]

                                   KUTAK ROCK
                                 A PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                                   SUITE 2900
                             717 SEVENTEENTH STREET
                          DENVER, COLORADO 80202-3329
                                 (303) 297-2400
                            FACSIMILE (303) 292-7799

                               September 19, 1995

Franchise Finance Corporation of America
17207 North Perimeter Drive
Scottsdale, Arizona 85255

Ladies and Gentlemen:

         We have acted as your counsel in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") and related prospectus (the "Prospectus") under the Securities Act of 1933, as amended (the "Act"), relating to 2,000,000 shares of your common stock, $.01 par value per share (the "Shares"). In connection therewith, we have reviewed such Registration Statement, certain of your corporate records and proceedings taken in connection with the authorization and issuance of the Shares, and such other factual and legal matters as we have considered necessary for purposes of this opinion.

         Based on and subject to the foregoing, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in such Registration Statement. This consent does not constitute a consent under Section 7 of the Act, and in consenting to the reference to our firm under such heading we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           /s/ KUTAK ROCK

                                           KUTAK ROCK